EXHIBIT 99.1


February 12, 2004

FROM:                                        FOR:
The Carideo Group Inc.                       Donaldson Company, Inc.
1250 One Financial Plaza                     P.O. Box 1299
120 South Sixth Street                       Minneapolis, Minnesota  55440
Minneapolis, Minnesota  55402                (NYSE: DCI)

Tony Carideo                                 Rich Sheffer
(612) 455-1720                               (952) 887-3753
E-mail: tony@carideogroup.com                E-mail: rsheffer@mail.donaldson.com
        ---------------------                        ---------------------------


FOR IMMEDIATE RELEASE


           DONALDSON COMPANY PROVIDES SECOND-QUARTER EARNINGS GUIDANCE

         MINNEAPOLIS, February 12 -- Donaldson Company, Inc. (NYSE:DCI) announced today that its worldwide 90-day backlog set a new record, up nearly 40 percent from last year. On the strength of this record backlog, Donaldson reaffirms its expectation for strong full-year operating results, producing its 15th consecutive year of double-digit earnings growth in 2004.

         Donaldson projects second-quarter earnings to increase 20 to 25 percent over last year's $.45 per share. Donaldson had not previously provided second-quarter earnings guidance. The consensus estimate for the second quarter is $0.62 per Thomson/First Call. Donaldson expects to report strong worldwide engine and disk drive sales, a small improvement in industrial air filtration and Ultrafilter sales, and an improved outlook for gas turbine sales.

         Donaldson will release its second-quarter earnings on Thursday, February 26, after market close and host a live webcast of its second-quarter earnings conference call on Friday, February 27, at 10:00 a.m. CT.


ABOUT DONALDSON COMPANY, INC.

         Donaldson Company, Inc., headquartered in Minneapolis, is a leading worldwide provider of filtration systems and replacement parts. Founded in 1915, Donaldson is a technology-driven company committed to satisfying customer needs for filtration solutions through innovative research and development. Donaldson serves customers in the industrial and engine markets including dust collection, power generation, specialty filtration, compressed air purification, off-road equipment, industrial compressors, and trucks. Our 9,000 employees


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February 12, 2004
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contribute to the company's success at over 30 manufacturing locations around the world. In fiscal year 2003, Donaldson reported sales of more than $1.2 billion and achieved its 14th consecutive year of double-digit earnings growth. Donaldson is a member of the S&P MidCap 400 Index and Donaldson shares are traded on the New York Stock Exchange under the symbol DCI. Additional company information is available at www.donaldson.com.


SAFE HARBOR STATEMENT UNDER THE SECURITIES REFORM ACT OF 1995

         The company desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "Act") and is making this cautionary statement in connection with such safe harbor legislation. This earnings release, the Annual Report to Shareholders, any Form 10-K, 10-Q or Form 8-K of the company or any other written or oral statements made by or on behalf of the company may include forward-looking statements, forecasts and projections which reflect the company's current views with respect to future events and financial performance, but involve uncertainties that could significantly impact results. The words "believe," "expect," "anticipate," "intends," "estimate," "forecast," "outlook," "plan," "promises," "project," "should" and similar expressions are intended to identify "forward-looking statements" within the meaning of the Act.

         The company wishes to caution investors that any forward-looking statements are subject to uncertainties and other risk factors that could cause actual results to differ materially from such statements, including but not limited to: risks associated with currency fluctuations, commodity prices, world economic factors, political factors, the company's substantial international operations including key disk drive filter production facilities in China, highly competitive markets, changes in capital spending levels by customers, changes in product demand and changes in the geographic and product mix of sales, acquisition opportunities and integration of recent acquisitions, including the acquisition of Ultrafilter, facility and product line rationalization, research and development expenditures, including ongoing information technology improvements, and governmental laws and regulations, including diesel emissions controls. For a more detailed explanation, see exhibit 99 to the company's 2003 Form 10-K filed with the Securities and Exchange Commission. The company wishes to caution investors that new factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any


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February 12, 2004
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factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Investors are further cautioned not to place undue reliance on such forward-looking statements as they speak only to the company's views as of the date the statement is made. The company undertakes no obligation to publicly update or revise any forward-looking statements.



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